Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 9, 2020, in the Registration Statement (Form S-1) and related Prospectus of Generation Bio Co. dated May 22, 2020 for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 22, 2020